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                                                                 EXHIBIT 10(vii)


[RALSTON PURINA COMPANY LOGO]


                                  April 6, 2001



HIGHLY CONFIDENTIAL


       DEFERRAL OF POTENTIAL 2001 MANAGEMENT CONTINUITY SEVERANCE BENEFITS

You have been selected to be offered a Management Continuity Agreement with the Company dated as of April 6, 2001 (the "2001 MCA"). In connection with this 2001 MCA, you may elect, under the Deferred Compensation Plan for Key Employees (the "Plan"), to defer, subject to the approval of the Human Resources Committee of the Board, any lump sum Severance Benefits payable under Article 4, paragraphs a and c of the 2001 MCA. Because you are entitled to Severance Benefits only upon a Qualifying Termination of your employment within three years of a Change in Control in accordance with the terms of the 2001 MCA, a deferral of such Severance Benefits can only be given effect if a valid aged deferral election AND a valid aged installment payment election are in place at the time Severance Benefits become payable.

Elections to defer and receive installment payments must be made sufficiently in advance of a Change in Control and a Qualifying Termination, as defined under the 2001 MCA, in order to effect the deferral for Federal and State income tax purposes.

Deferrals of 2001 MCA Severance Benefits can be made into such Deferral Options (as defined in the Plan) as are available under the Plan at the time of your Qualifying Termination after a Change in Control. Please see the enclosed Factors to Consider (Attachment 1) for further information regarding the Plan and your deferral opportunity. The Deferred Compensation Plan Prospectus and Prospectus Supplements (Attachment 2) summarize the provisions of the Plan and the Deferral Options.

PLEASE NOTE THAT NO COMPANY MATCH WILL BE PROVIDED TO ANY SEVERANCE BENEFITS DEFERRALS.

You currently have ____________ installment election on file with respect to payments from the Deferred Compensation Plan, including any potential 1999 MCA deferrals. If you wish such distribution election also to apply to any deferred 2001 MCA Severance Benefits, the Payment Election section of the Deferral Election form does not have to be completed; rather such ___________ installment election will also apply to any distributions of your potential 2001 MCA Severance Benefits.

Checkerboard Square
St. Louis, Missouri 63164-0001
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April 6, 2001
Page 2


REQUEST FOR DEFERRAL

PLEASE RETURN ONE COPY OF THE DEFERRAL ELECTION FORM (ATTACHMENT 3) AS SOON AS POSSIBLE, BUT IN ANY EVENT NO LATER THAN APRIL 20, 2001 WHETHER OR NOT YOU WISH TO REQUEST A DEFERRAL. A duplicate form is attached for your records.

The deferral of 2001 MCA Severance Benefits is at the discretion of Human Resources Committee of the Board of Directors and is subject to the Committee's approval.

If you have any questions, please call me at extension 2325 or Pat Robbins at extension 5889.




                                    Ron Sheban


Attachments

                                                                    Attachment 1

                               FACTORS TO CONSIDER

Under current Federal and state income tax laws, you will not be taxed on any deferral amounts or any earnings on those deferral amounts until you actually receive payments of such amounts, as long as elections to defer are made in a timely fashion. Deferred amounts are taxed as ordinary income in the year received.

The IRS may challenge a deferral of income if the timing of the deferral and payment form elections does not satisfy certain IRS criteria. In such event, the IRS may deem the entire 2001 MCA Severance Benefit to have been constructively received and subject to income taxes at the time the Benefits became payable under the 2001 MCA Agreement upon a Change in Control and Qualifying Termination of Employment.

All wages, without limit, and whether or not deferred, are subject when earned to Social Security (to the extent the taxable wage base has not been attained), and to the Medicare Hospital Insurance (HI) Tax of 1.45%. To the extent necessary to satisfy these FICA withholding requirements, a portion of the deferred 2001 MCA Severance Benefits may, instead, be paid to you and subject to Federal, state, and local taxes, as applicable. All required withholding would first be taken out of any nondeferred 2001 MCA Severance Benefits, or your first installment payment of 2001 MCA Severance Benefits from the Deferred Compensation Plan.

2001 MCA Severance Benefits, whether paid or deferred, are not Benefit Earnings for purposes of Ralston Purina Company benefit plans.

Note that upon the occurrence of a change in control of the Company, as defined in the Deferred Compensation Plan for Key Employees, the Ralston Purina Equity Option will cease, no new deferrals into this Option (including the 2001 MCA deferrals governed by this election) will be accepted, and all existing deferrals in the Ralston Purina Equity Option will be transferred to the Prime Rate Option. In evaluating the Ralston Purina Equity Option, consider the length of time your investment in stock equivalents subjects your deferral to market risks. Also consider, in the event the merger with Nestle does not occur, long-range economic and political conditions, the prospects of the business underlying the stock, and whether the Company will be willing and able to declare and pay dividends to create dividend equivalents.

The Prime Rate Option will credit interest equivalents on your deferred amounts annually based on the average of the daily close of business prime rates. These equivalents may vary substantially from year to year depending on changes in interest rates.

For the Measurement Fund Options, deferred amounts will earn returns (which may be positive or negative) as if they had been invested at the net asset value (net of investment advisory fees) of the investment funds on which the measurement is based. Note that these funds are used for measurement purposes only. Your account will be credited with investment returns based on these funds but will be reflected as a bookkeeping entry only and will not represent an actual investment made on your behalf.

The Deferral Options offered under the Deferred Compensation Plan for Key Employees may be added or deleted as the Human Resources Committee of the Board of Directors, or its delegee, may from time to time determine. After a change in control of the Company, changes in Deferral Options must conform to certain investment guidelines set forth in the Prospectus Supplement dated January 30, 2001.

Participants in the Plan are permitted to transfer any amounts credited to an account under the Prime Rate Option or any Measurement Fund Option on a daily basis to any other deferral options offered under the Plan. Participants may also transfer, on a daily basis, any amounts which have been deferred under
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the Ralston Purina Equity Option for at least one year; subject to the elimination of the Equity Option as described above. In such event, any existing Equity Option deferrals transferred to the Prime Rate Option shall become immediately transferable to any other deferral options then existing under the Plan

Benefits under the Deferred Compensation Plan for Key Employees are unfunded. In considering the options, you should note that your right to receive distributions from the Plan is that of a general creditor of Ralston Purina Company.

The Pension Source Act prohibits a state from taxing installment payments made over a period of at least ten years to a former resident who is residing in a non income tax bearing state at the time the installment payments are made.

Consider your deferral participation carefully and consult your personal advisor if you have any questions. Please refer to the enclosed Deferred Compensation Plan Prospectus and Prospectus Supplements dated December 1, 2000, January 30, 2001 and March 30, 2001 for more details. Your election to defer may not be changed for any reason.
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APRIL 6, 2001              DEFERRAL ELECTION
                              ATTACHMENT 3
                2001 MANAGEMENT CONTINUITY SEVERANCE BENEFITS

 I. DEFERRAL ELECTION. Please submit my request as follows with respect to Severance Benefits under Article 4a & c of the 2001 Management Continuity Agreement dated April 6, 2001 (the "2001 MCA") that may be paid to me upon a Qualifying Termination following a Change in Control. I understand that an election to defer, once made, is IRREVOCABLE, and is subject to Human Resources Committee approval.

CHECK ONE BOX BELOW:

/ /   NO DEFERRAL Check here if you do not wish to defer any portion of your 2001 MCA Severance Benefits. Ignore items 1) and 2) and proceed to Part III below.

/ /   DEFERRAL    Check here if you wish to defer any portion of your
                  2001 MCA Severance Benefits. Complete items 1) and 2) and the bottom section. NOTE: THIS DEFERRAL ELECTION WILL BE GIVEN
                  EFFECT ONLY IF A VALID INSTALLMENT PAYMENT OPTION ELECTION IS
                  ALSO IN PLACE. (SEE PART II, PAYMENT ELECTION, BELOW.)

                  1)  FILL IN ONE BLANK ONLY:

                     Defer_____% OR Defer all up to $________________
                     OR Defer all in excess of $__________________

                  2) PLEASE ALLOCATE THE AMOUNT INDICATED IN ITEM 1) ABOVE IN
                     WHOLE PERCENTAGE INCREMENTS TO THE FOLLOWING ACCOUNT(S):

/ /   Ralston Purina Equity Option*   _______%     / /  Vanguard International Growth Fund              _______%
/ /   Prime Rate Option               _______%     / /  Vanguard LifeStrategy Income Fund               _______%
/ /   Vanguard Wellington Fund        _______%     / /  Vanguard LifeStrategy Conservative Growth Fund  _______%
/ /   Vanguard 500 Index Fund         _______%     / /  Vanguard LifeStrategy Moderate Growth Fund      _______%
/ /   Vanguard Windsor II Fund        _______%     / /  Vanguard LifeStrategy Growth Fund               _______%
/ /   Vanguard Small-Cap Index Fund   _______%     / /                                                  _______%

                                                                                                TOTAL    100%
                                                                                                        _____

* Will convert to Prime Rate Option upon the occurrence of a change in control of the Company, as defined in the Deferred Compensation Plan for Key Employees.

        - THERE IS NO COMPANY MATCH ON ANY SEVERANCE BENEFITS DEFERRAL -
--------------------------------------------------------------------------------

II. PAYMENT ELECTION.

CHECK ONE BOX BELOW TO SELECT A PAYMENT OPTION. The election made below will apply only to distributions from the Deferred Compensation Plan attributable to 2001 MCA Severance Benefits deferrals. AN INSTALLMENT FORM ELECTION WILL APPLY ONLY TO DISTRIBUTIONS OF 2001 MCA SEVERANCE BENEFITS RESULTING FROM A QUALIFYING TERMINATION AS DEFINED UNDER THE 2001 MCA, THAT IS TIMELY MADE BY APRIL 20, 2001.

CHECK ONE:   / /  5 ANNUAL INSTALLMENTS             / /  10 ANNUAL INSTALLMENTS

III.

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Social Security Number                      Signature

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Today's Date                                Name (Type or Print)

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Division                                    Department                  Location

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Home Street Address                         City            State            Zip


THIS FORM MUST BE RETURNED TO COMPENSATION DEPARTMENT - 1A NO LATER THAN APRIL 20, 2001.